Exhibit 10.52

EXECUTION VERSION

SEVENTH AMENDMENT TO THE

RECEIVABLES FINANCING AGREEMENT

This SEVENTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this "Amendment"), dated as of January 16, 2019, is entered into by and among the following parties:

(i)         AROP FUNDING, LLC, as Borrower;

(ii)       ALLIANCE COAL, LLC, as initial Servicer; and

(iii)      PNC BANK, NATIONAL ASSOCIATION ("PNC"), as LC Bank, LC Participant, Lender and Administrative Agent.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A.        The parties hereto have entered into a Receivables Financing Agreement, dated as of December 5, 2014 (as amended, restated, supplemented or otherwise modified through to the date hereof, the "Receivables Financing Agreement").

B.         Concurrently herewith, the parties hereto are entering into an Amended and Restated Fee Letter (the "Fee Letter") dated as of the date hereof.

C.         The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.   Amendments to the Receivables Financing Agreement.  The Receivables Financing Agreement is hereby amended as follows:

(a)        the definition of "Scheduled Termination Date" set forth in Section 1.01 of the Receivables Financing Agreement is amended by deleting the date "January 16, 2019" where it appears therein and substituting "January 15, 2020" therefor.

(b)        Section 1.01 of the Receivables Financing Agreement is amended by adding the following new definition thereto, in alphabetical order:

"Beneficial Ownership Regulation" means 31 C.F.R § 1010.230.

(c)        Article V of the Receivables Financing Agreement is amended by adding the following new Section 5.06 thereto:

SECTION 5.06.  Successor Euro-Rate.

(a)        If the Administrative Agent determines in its reasonable discretion that either (i) (A) the circumstances set forth in Section 5.04 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 5.04 have not arisen but the applicable supervisor or administrator (if any) of the Euro-Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the Euro-Rate shall no longer be used for determining interest rates for loans (such date, a "LIBOR Termination Date"), or (ii) a rate other than the Euro-Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent shall notify the Borrower, and the Administrative Agent and the Borrower shall endeavor to promptly choose a replacement index for the Euro-Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to in clauses (b) and (c) below such that, to the extent practicable, the all-in Interest Rate based on the replacement index will be substantially equivalent to the all-in Interest Rate based on the Euro-Rate in effect prior to its replacement (or, if applicable, as in effect immediately prior to the conditions that gave rise to the need for its replacement).

(b)        The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the commercially reasonable discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 14.01), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such tenth (10th ) Business Day, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment.

(c)        Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a rate based on the Euro-Rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from the Euro-Rate to the

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replacement index and (B) yield- or risk-based differences between the Euro-Rate and the replacement index.

(d)        Until an amendment reflecting a new replacement index in accordance with this Section 5.06 is effective, any Portion of Capital for which Interest is determined by reference to the Euro-Rate will continue to accrue Interest with reference to the Euro-Rate; provided however, that if the Administrative Agent determines in its commercially reasonable discretion that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Portions of Capital for which Interest would otherwise be determined with reference to the Euro-Rate shall automatically begin accruing Interest with reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(e)        Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

(d)        Section 7.01 of the Receivables Financing Agreement is amended by adding the following new clause (aa) thereto:

(aa)      Beneficial Ownership Rule.  As of January 16, 2019 the Borrower is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by an entity listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of "Legal Entity Customer" as defined in the Beneficial Ownership Rule.

(e)        Section 8.01 of the Receivables Financing Agreement is amended by adding the following new clause (z) thereto:

(z) Beneficial Ownership Rule.   Promptly following any change that would result in a change to the status as an excluded "Legal Entity Customer" under (and as defined in) the Beneficial Ownership Rule, the Borrower shall execute and deliver to the Administrative Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrative Agent.

SECTION 2.  Representations and Warranties of the Borrower and Servicer.  The Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

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(a)        Representations and Warranties.  The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof.

(b)        Enforceability.  The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with its terms, except (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect relating to creditors' rights, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)        No Event of Default.  No Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby.

SECTION 3.   Effect of Amendment; Ratification.  All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to "this Receivables Financing Agreement",  "this Agreement",  "hereof",  "herein" or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein.  The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 4.    Conditions to Effectiveness.  This Amendment shall become effective as of the date hereof upon the Administrative Agent's receipt of (a) counterparts of this Amendment and the Fee Letter executed by each of the parties hereto and thereto and (b) the amendment fee owing under the Fee Letter.

SECTION 5.   Severability.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 6.    Transaction Document.  This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 7.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.   GOVERNING LAW AND JURISDICTION.

THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.  EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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SECTION 9.   Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

AROP FUNDING, LLC

By:	/s/ Cary P. Marshall
Name: Cary P. Marshall
Title: Vice President – Corporate Finance and Treasurer

ALLIANCE COAL, LLC,
as the Servicer

By:	/s/ Cary P. Marshall
Name: Cary P. Marshall
Title: Vice President – Corporate Finance and Treasurer

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c
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

	By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as LC Bank and as an LC Participant

	By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

Seventh Amendment to Receivables Financing Agreement